EXHIBIT 99.1
For more information contact:
Jerry Mueller, Senior Vice President (314) 512-7251
Ann Marie Mayuga, AMM Communications (314) 485-9499

ENTERPRISE FINANCIAL REPORTS FIRST QUARTER 2012 RESULTS

•	First quarter net income of $6.2 million or $0.31 per diluted share, up 50% and 35%, respectively, over prior year

•	Core deposits increase 14% over prior year; noninterest-bearing demand deposits up 32%

•	Commercial & Industrial loans grow 4% over linked quarter and 29% over prior year period

•	Nonperforming assets decrease 8% from one year ago to 2.06% of total assets

St. Louis, May 3, 2012. Enterprise Financial Services Corp (NASDAQ: EFSC) (the “Company”) reported net income of $6.2 million for the quarter ended March 31, 2012, a 50% increase, compared to net income of $4.1 million for the prior year period. After deducting dividends on preferred stock, the Company reported net income of $0.31 per diluted share for the first quarter of 2012, a 35% increase, compared to net income of $0.23 per diluted share for the first quarter of 2011.

Peter Benoist, President and CEO, commented, “Enterprise's 35% increase in earnings per share over last year was driven by a combination of strong commercial loan growth, gains from other real estate and securities sales and revenues from FDIC-covered loans, coupled with a lower cost of funds. While the covered loans in our portfolio have been contributing materially to our results, the growing earnings from our core business are beginning to lessen the relative impact of those loans on the company's performance.”
“Commercial and industrial loans have now increased for seven consecutive quarters,” noted Benoist. “Core deposits also rose materially over the prior year period, especially demand deposits, which have grown to 22% of total deposits. At the same time we've been methodically trimming our certificate of deposit balances, reducing the overall cost of interest-bearing deposits.”
“Asset quality trends are generally stable, with modest fluctuations over the past few quarters as credits have migrated through the resolution process,” said Benoist.

Banking Segment

Deposits
Total deposits at March 31, 2012 were $2.7 billion, a decrease of $87.2 million, or 3%, from December 31, 2011 and an increase of $273.7 million, or 11%, over March 31, 2011. The year over year increase in deposits was largely comprised of noninterest-bearing demand deposits and money market and savings accounts with higher cost certificates of deposit declining during the twelve month period. Certificates of deposit fell $97.3 million, or 12%, during the first quarter and declined $111.8 million, or 13%, since March 31, 2011, as the Company continues to manage down its cost of funds. Money market, savings accounts and other interest-bearing transaction accounts increased $3.4 million, or 0.2%, over the linked quarter and $241.4 million, or 21%, over the prior year period, primarily as a result of the Company's acquisition of the First National Bank of Olathe (FNBO) in 2011.

Noninterest-bearing demand deposits rose $6.7 million, or 1%, in the linked quarter and $144.2 million, or 32%, from the prior year period. Noninterest-bearing demand deposits increased to 22% of total deposits at March 31, 2012, compared to 21% at December 31, 2011 and 18% at March 31, 2011.

Core deposits, which exclude brokered certificates of deposit and include reciprocal CDARS deposits, represented 96% of total deposits at March 31, 2012, up from 95% in the linked quarter and 94% in the prior year period.

Loans not covered under FDIC loss share agreements ("Non-covered loans")
Portfolio loans totaled $1.9 billion at March 31, 2012, increasing $20.5 million, or 1%, in the first quarter of 2012.

Commercial and industrial loan growth has been strong and has increased for seven consecutive quarters. Commercial & Industrial loans increased $28.9 million, or 4%, during the quarter and represented 41% of the Company's loan portfolio at March 31, 2012. Construction and Residential Real Estate loans decreased $5.0 million from the linked quarter as the Company continued to reduce its exposure to these sectors.

On a year over year basis, portfolio loans increased $156.5 million, or 9%. Of that increase, Commercial and Industrial loans have increased $179.1 million, or 29%, since March 31, 2011, while Construction and Residential Real Estate loans have decreased $44.5 million, or 13%, over the same time frame.

Asset quality for Non-covered loans and other real estate not covered by loss share agreements
Nonperforming loans, including troubled debt restructurings of $13.2 million, were $47.2 million at March 31, 2012, compared to $41.6 million at December 31, 2011 and $43.5 million at March 31, 2011. During the quarter ended March 31, 2012, there were $16.5 million of additions to nonperforming loans, $2.7 million of charge-offs, $3.6 million of other principal reductions, and $3.8 million of assets transferred to other real estate.

Nonperforming loans represented 2.46% of portfolio loans at March 31, 2012, versus 2.19% of portfolio loans at December 31, 2011, and 2.47% at March 31, 2011.

Nonperforming loans, by portfolio class at March 31, 2012 were as follows:

(in millions)	Total portfolio	Nonperforming	% NPL
Construction, Real Estate/Land Acquisition & Development	$148.5	$12.1	8.15%
Commercial Real Estate - Investor Owned	480.6	10.2	2.11%
Commercial Real Estate - Owner Occupied	326.4	11.1	3.40%
Residential Real Estate	157.7	4.6	2.92%
Commercial & Industrial	792.1	9.2	1.16%
Consumer & Other	12.3	—	—%
Total	$1,917.6	$47.2	2.46%

Excluding non-accrual loans, portfolio loans that were 30-89 days delinquent at March 31, 2012, remained at low levels, representing 0.62% of the portfolio compared to 0.36% at December 31, 2011 and 0.14% of March 31, 2011.

Other real estate totaled $19.7 million at March 31, 2012, an increase of $2.4 million from December 31, 2011. At March 31, 2011 other real estate totaled $28.4 million. During the first quarter of 2012, the Company sold $276,000 of other real estate, at no gain.

Excluding assets covered under FDIC loss share, nonperforming assets as a percentage of total assets represented 2.06% of total assets at March 31, 2012 compared to 1.74% at December 31, 2011 and 2.49% at March 31, 2011.

Net charge-offs in the first quarter of 2012 were $2.1 million representing an annual rate of 0.45% of average loans, compared to net charge-offs of $4.9 million, an annualized rate of 1.04% of average loans, in the linked fourth quarter and $3.5 million, an annualized rate of 0.81% of average loans, in the first quarter of 2011.

Provision for loan losses for loans not covered under loss share agreements was $1.7 million in the first quarter of 2012, compared to $0 in the fourth quarter of 2011 and $3.6 million in the first quarter of 2011. The increase in the provision for loan losses in the first quarter of 2012 was due to slightly higher levels of loan risk rating downgrades.

Loans and other real estate covered under FDIC loss share agreements
Loans covered under FDIC loss share agreements ("Covered loans") totaled $269.2 million at March 31, 2012, a decrease of $31.4 million, or 10%, primarily as a result of principal paydowns.

Other real estate at March 31, 2012 was $25.7 million compared to $36.5 million at December 31, 2011 and $22.9 million at March 31, 2011. Approximately 57%, of the Company's total other real estate was covered by FDIC loss share agreements. During the first quarter of 2012, the Company sold $13.1 million of other real estate, resulting in a gain of $1.2 million.
For Covered loans, the Company remeasures contractual and expected cashflows on a quarterly basis. When the remeasurement process results in a decrease in expected cash flows due to an increase in expected credit losses, impairment is recorded. As a result of this impairment, the FDIC loss share receivable is increased to reflect anticipated future cash to be received from the FDIC. The amount of the increase is determined based on the specific loss share agreement, but is generally 80% of the losses. In the first quarter of 2012, an impairment and charge-off totaling $2.3 million was recorded for certain loan pools covered under loss share, which was partially offset through noninterest income by an increase in the FDIC loss share receivable. No provision for Covered loans was recorded in the first quarter of 2011. Correspondingly, when the remeasurement process results in an increase in expected cash flows, the FDIC loss share receivable is decreased prospectively to reflect lower estimated losses.

Unplanned cash flows representing accelerated loan payoffs or paydowns are recognized as income, but also result in a decrease in the FDIC loss share receivable. These cash flows are, by their nature, unpredictable and can vary significantly period to period. Higher levels of accelerated cash flows in earlier periods suggest lower cash flows in later periods. The Company recognized a high level of accelerated cash flows in 2011 and does not expect similar high levels in 2012.
The following table illustrates the net revenue contribution of covered assets in the first quarter of 2012 and applicable prior year periods.

	For the Quarter ended
(in thousands)	March 31, 2012	December 31, 2011	March 31, 2011
Accretion income	$7,081	$6,841	$2,807
Accelerated cash flows	2,691	4,733	1,049
Other	130	29	18
Total interest income	9,902	11,603	3,874
Provision for loan losses	(2,285)	144	—
Gain on sale of other real estate	1,173	144	166
Change in FDIC loss share receivable	(2,956)	(4,642)	716
Pre-tax net revenue	$5,834	$7,249	$4,756

Net Interest Income
Net interest income for the banking segment in the first quarter decreased $1.7 million from the linked fourth quarter primarily due to lower accelerated cash flows in the Covered loans. On a year over year basis, net interest income increased $7.8 million, or 32%. Including the effect of parent company debt, the net interest rate margin was 4.33% for the first quarter of 2012, compared to 4.35% for the fourth quarter of 2011 and 3.58% in the first quarter of 2011. In the first quarter of 2012, Covered loans yielded 14.24%, including effects of accelerated discount accretion due to cash flows on paid off Covered loans.

Absent Covered loans, and the related nonearning assets, the net interest rate margin was 3.45% for the first quarter of 2012 compared to 3.36% for the fourth quarter of 2011.

Wealth Management Segment

Fee income attributable to the Wealth Management segment includes Wealth Management revenue and income from state tax credit brokerage activities. First quarter Wealth Management revenues of $1.7 million were $41,000 and $26,000 higher than the linked quarter and prior year periods, respectively.

Trust assets under administration were $1.7 billion at March 31, 2012, compared to $1.6 billion at both December 31, 2011 and March 31, 2011.

State tax credit brokerage activities, net of fair value marks on tax credit assets and related interest rate hedges, were $337,000 for the first quarter of 2012, compared to $1.1 million for the linked quarter and $155,000 in the first quarter of 2011. The first quarter of 2012 was adversely affected by $309,000 of fair value adjustments and related interest rate hedges on the Company's state tax credit portfolio.

Other Business Results

Total capital to risk-weighted assets was 13.85% at March 31, 2012 compared to 13.78% at December 31, 2011 and 14.04% at March 31, 2011. The tangible common equity ratio was 5.41% at March 31, 2012 versus 4.99% at December 31, 2011 and 5.03% at March 31, 2011. The Company's Tier 1 common equity ratio was 7.46% at March 31, 2012 compared to 7.32% at December 31, 2011 and 7.14% at March 31, 2011. The Company believes that the tangible common equity and the Tier 1 common equity ratios are important financial measures of capital strength even though they are considered to be non-GAAP measures and are not part of the regulatory capital requirements to which the Company is subject. The attached tables contain a reconciliation of these ratios to U.S. GAAP.

Noninterest expenses were $21.4 million for the quarter ended March 31, 2012, compared to $23.4 million for the quarter ended December 31, 2011 and $18.0 million for the quarter ended March 31, 2011. The increase over the prior year period was primarily due to increases in salaries and benefits, occupancy, data processing and other operating expenses related to the 2011 acquisitions.

The Company's efficiency ratio was 61.7% for the quarter ended March 31, 2012 compared to 71.4% for quarter ended December 31, 2011 and 64.9% for the prior year period.

The Company will host a conference call at 1:00 p.m. CDT on Thursday, May 3, 2012. During the call, management will address both the 2011 results and the first quarter of 2012 results. The call will be accessible on Enterprise Financial Services Corp's home page, at www.enterprisebank.com under “Investor Relations” and by telephone at 1-888-285-8004 (Conference ID #72468603.) Recorded replays of the conference call will be available on the website beginning two hours after the call's completion. The replay will be available for approximately two weeks following the conference call.

Enterprise Financial Services Corp operates commercial banking and wealth management businesses in metropolitan St. Louis, Kansas City, and Phoenix. The Company is primarily focused on serving the needs of privately held businesses, their owner families, executives and professionals.

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Readers should note that in addition to the historical information contained herein, this press release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. We use the words “expect” and “intend” and variations of such words and similar expressions in this communication to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to local and national economic conditions, risks associated with rapid increase or decrease in prevailing interest rates, effects of mergers and acquisitions, effects of critical accounting policies and judgments, legal and regulatory developments and competition from banks and other financial institutions, as well as other risk factors described in the Company's 2011 Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events unless required under the federal securities laws.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter ended
(in thousands, except per share data)	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
INCOME STATEMENTS
NET INTEREST INCOME
Total interest income	$37,215	$39,463	$34,285	$38,559	$30,533
Total interest expense	6,586	7,259	7,516	7,555	7,825
Net interest income	30,629	32,204	26,769	31,004	22,708
Provision for loan losses not covered under FDIC loss share	1,718	—	5,400	4,300	3,600
Provision for loan losses covered under FDIC loss share	2,285	(144)	2,672	275	—
Net interest income after provision for loan losses	26,626	32,348	18,697	26,429	19,108

NONINTEREST INCOME
Wealth Management revenue	1,709	1,668	1,832	1,658	1,683
Deposit service charges	1,330	1,428	1,332	1,194	1,137
Gain (loss) on sale of other real estate	1,157	(177)	517	99	423
State tax credit activity, net	337	1,135	1,368	987	155
Gain on sale of investment securities	1,022	2	768	506	174
Change in FDIC loss share receivable	(2,956)	(4,642)	1,513	(1,081)	716
Other income	1,384	1,187	1,396	855	675
Total noninterest income	3,983	601	8,726	4,218	4,963

NONINTEREST EXPENSE
Employee compensation and benefits	10,463	10,557	9,329	8,265	8,688
Occupancy	1,384	1,415	1,306	1,141	1,139
Furniture and equipment	464	385	431	431	354
Other	9,053	11,070	7,236	8,187	7,784
Total noninterest expenses	21,364	23,427	18,302	18,024	17,965

Income before income tax expense	9,245	9,522	9,121	12,623	6,106
Income tax expense	3,060	2,316	3,289	4,350	1,994
Net income	6,185	7,206	5,832	8,273	4,112
Dividends on preferred stock	(641)	(636)	(632)	(630)	(626)
Net income available to common shareholders	$5,544	$6,570	$5,200	$7,643	$3,486

Basic earnings per share	$0.31	$0.37	$0.29	$0.45	$0.23
Diluted earnings per share	$0.31	$0.36	$0.29	$0.43	$0.23
Return on average assets	0.68%	0.77%	0.65%	1.05%	0.49%
Return on average common equity	10.54%	12.81%	10.39%	18.06%	9.39%
Efficiency ratio	61.73%	71.41%	51.56%	51.17%	64.92%
Noninterest expenses to average assets	2.63%	2.74%	2.28%	2.48%	2.52%

YIELDS (fully tax equivalent)
Loans not covered under FDIC loss share	5.23%	5.31%	5.32%	5.44%	5.49%
Loans covered under FDIC loss share	14.24%	14.62%	10.16%	25.33%	8.53%
Total portfolio loans	6.39%	6.65%	5.91%	7.19%	5.78%
Securities	2.04%	2.10%	2.59%	2.85%	2.70%
Federal funds sold	0.25%	0.24%	0.27%	0.25%	0.26%
Yield on interest-earning assets	5.25%	5.32%	4.84%	5.90%	4.79%
Interest-bearing deposits	0.84%	0.90%	1.01%	1.12%	1.16%
Subordinated debt	5.43%	5.32%	5.26%	5.31%	5.34%
Borrowed funds	1.76%	1.84%	1.94%	1.99%	1.89%
Cost of paying liabilities	1.08%	1.12%	1.23%	1.36%	1.39%
Net interest spread	4.17%	4.20%	3.61%	4.54%	3.40%
Net interest rate margin	4.33%	4.35%	3.79%	4.75%	3.58%

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At the Quarter ended
(in thousands, except per share data)	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
BALANCE SHEETS

ASSETS
Cash and due from banks	$27,595	$20,791	$26,015	$22,806	$18,542
Federal funds sold	77	143	2,371	1,321	1,464
Interest-bearing deposits	149,000	168,711	240,488	175,676	187,556
Debt and equity investments	520,642	607,709	477,131	486,990	496,419
Loans held for sale	5,813	6,494	5,076	1,688	3,142

Portfolio loans not covered under FDIC loss share	1,917,550	1,897,074	1,867,956	1,826,228	1,761,034
Less: Allowance for loan losses	37,596	37,989	42,883	42,157	42,822
Portfolio loans not covered under FDIC loss share, net	1,879,954	1,859,085	1,825,073	1,784,071	1,718,212
Portfolio loans covered under FDIC loss share at fair value, net of the allowance for loan losses	266,239	298,975	324,374	169,113	182,277
Portfolio loans, net	2,146,193	2,158,060	2,149,447	1,953,184	1,900,489

Other real estate not covered under FDIC loss share	19,655	17,217	21,370	20,978	28,443
Other real estate covered under FDIC loss share	25,725	36,471	51,193	21,812	22,862
Premises and equipment, net	21,543	18,986	18,976	19,488	20,035
State tax credits, held for sale	48,165	50,446	56,278	57,058	59,928
FDIC loss share receivable	172,497	184,554	194,216	91,859	103,285
Goodwill	30,334	30,334	30,334	3,622	3,622
Core deposit intangible	8,795	9,285	9,471	1,791	1,921
Other assets	69,120	68,578	66,418	65,110	67,937
Total assets	$3,245,154	$3,377,779	$3,348,784	$2,923,383	$2,915,645

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$592,172	$585,479	$557,290	$473,688	$448,012
Interest-bearing deposits	2,111,985	2,205,874	2,259,972	1,937,589	1,982,418
Total deposits	2,704,157	2,791,353	2,817,262	2,411,277	2,430,430
Subordinated debentures	85,081	85,081	85,081	85,081	85,081
FHLB advances	87,000	102,000	102,000	102,000	107,300
Other borrowings	105,888	154,545	100,729	87,774	97,898
Other liabilities	17,012	5,235	9,241	8,390	10,435
Total liabilities	2,999,138	3,138,214	3,114,313	2,694,522	2,731,144
Shareholders' equity	246,016	239,565	234,471	228,861	184,501
Total liabilities and shareholders' equity	$3,245,154	$3,377,779	$3,348,784	$2,923,383	$2,915,645

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter ended
(in thousands, except per share data)	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
EARNINGS SUMMARY
Net interest income	$30,629	$32,204	$26,769	$31,004	$22,708
Provision for loan losses not covered under FDIC loss share	1,718	—	5,400	4,300	3,600
Provision for loan losses covered under FDIC loss share	2,285	(144)	2,672	275	—
Wealth Management revenue	1,709	1,668	1,832	1,658	1,683
Noninterest income	2,274	(1,067)	6,894	2,560	3,280
Noninterest expense	21,364	23,427	18,302	18,024	17,965
Income before income tax expense	9,245	9,522	9,121	12,623	6,106
Net income	6,185	7,206	5,832	8,273	4,112
Net income available to common shareholders	5,544	6,570	5,200	7,643	3,486
Diluted earnings per share	$0.31	$0.36	$0.29	$0.43	$0.23
Return on average common equity	10.54%	12.81%	10.39%	18.06%	9.39%
Net interest rate margin (fully tax equivalent)	4.33%	4.35%	3.79%	4.75%	3.58%
Efficiency ratio	61.73%	71.41%	51.56%	51.17%	64.92%
MARKET DATA
Book value per common share	$11.94	$11.61	$11.35	$11.05	$10.16
Tangible book value per common share	$9.74	$9.38	$9.11	$10.74	$9.79
Market value per share	$11.74	$14.80	$13.59	$13.53	$14.07
Period end common shares outstanding	17,796	17,774	17,743	17,739	14,941
Average basic common shares	17,790	17,754	17,741	17,140	14,920
Average diluted common shares	19,243	19,226	19,202	18,602	14,936
ASSET QUALITY
Net charge-offs	$3,021	$5,683	$4,778	$5,240	$3,537
Nonperforming loans	47,184	41,622	48,038	43,118	43,487
Nonperforming loans to total loans	2.46%	2.19%	2.57%	2.36%	2.47%
Nonperforming assets to total assets*	2.06%	1.74%	2.07%	2.19%	2.49%
Allowance for loan losses to total loans	1.96%	2.00%	2.30%	2.31%	2.43%
Net charge-offs to average loans (annualized)	0.45%	1.04%	1.01%	1.11%	0.81%

CAPITAL
Average common equity to average assets	6.48%	6.01%	6.22%	5.83%	5.21%
Tier 1 capital to risk-weighted assets	12.48%	12.40%	12.24%	14.06%	11.75%
Total capital to risk-weighted assets	13.85%	13.78%	13.70%	15.61%	14.04%
Tier 1 common equity to risk-weighted assets	7.46%	7.32%	7.16%	8.87%	7.14%
Tangible common equity to tangible assets	5.41%	4.99%	4.88%	6.53%	5.03%

AVERAGE BALANCES
Portfolio loans not covered under FDIC loss share	$1,891,883	$1,872,282	$1,835,634	$1,787,008	$1,769,400
Portfolio loans covered under FDIC loss share	279,700	314,948	256,381	172,324	184,098
Loans held for sale	5,848	4,886	2,857	2,353	2,361
Earning assets	2,877,252	2,970,992	2,834,690	2,644,381	2,610,184
Total assets	3,266,856	3,385,845	3,190,490	2,912,331	2,889,430
Deposits	2,707,042	2,838,536	2,661,978	2,416,412	2,391,008
Shareholders' equity	244,944	236,548	231,538	202,490	183,244

LOAN PORTFOLIO
Commercial and industrial	$792,055	$763,202	$706,117	$688,354	$612,970
Commercial real estate	806,997	811,570	818,578	789,556	780,764
Construction real estate	148,494	140,147	152,464	158,128	176,249
Residential real estate	157,706	171,034	177,871	176,782	174,405
Consumer and other	12,298	11,121	12,926	13,408	16,646
Portfolio loans covered under FDIC loss share	269,249	300,610	326,942	169,113	182,277
Total loan portfolio	$2,186,799	$2,197,684	$2,194,898	$1,995,341	$1,943,311

* Excludes ORE covered by FDIC shared-loss agreements, except for their inclusion in total assets.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter ended
(in thousands)	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$592,172	$585,479	$557,290	$473,688	$448,012
Interest-bearing transaction accounts	265,604	253,504	241,815	212,431	198,152
Money market and savings accounts	1,126,756	1,135,449	1,117,232	960,139	952,798
Certificates of deposit	719,625	816,921	900,925	765,019	831,468
Total deposit portfolio	$2,704,157	$2,791,353	$2,817,262	$2,411,277	$2,430,430

YIELDS (fully tax equivalent)
Loans not covered under FDIC loss share	5.23%	5.31%	5.32%	5.44%	5.49%
Loans covered under FDIC loss share	14.24%	14.62%	10.16%	25.33%	8.53%
Total portfolio loans	6.39%	6.65%	5.91%	7.19%	5.78%
Securities	2.04%	2.10%	2.59%	2.85%	2.70%
Federal funds sold	0.25%	0.24%	0.27%	0.25%	0.26%
Yield on interest-earning assets	5.25%	5.32%	4.84%	5.90%	4.79%
Interest-bearing deposits	0.84%	0.90%	1.01%	1.12%	1.16%
Subordinated debt	5.43%	5.32%	5.26%	5.31%	5.34%
Borrowed funds	1.76%	1.84%	1.94%	1.99%	1.89%
Cost of paying liabilities	1.08%	1.12%	1.23%	1.36%	1.39%
Net interest spread	4.17%	4.20%	3.61%	4.54%	3.40%
Net interest rate margin	4.33%	4.35%	3.79%	4.75%	3.58%

WEALTH MANAGEMENT
Trust Assets under management	$840,081	$831,931	$790,129	$862,357	$875,437
Trust Assets under administration	1,666,943	1,602,969	1,439,947	1,579,065	1,600,471

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

RECONCILATIONS OF U.S. GAAP FINANCIAL MEASURES

	At the Quarter Ended
(In thousands)	Mar 31 2012	Dec 31 2011	Sep 30 2011	Jun 30 2011	Mar 31 2011
TIER 1 COMMON EQUITY TO RISK-WEIGHTED ASSETS

Shareholders' equity	$246,016	$239,565	$234,471	$228,861	$184,501
Less: Goodwill	(30,334)	(30,334)	(30,334)	(3,622)	(3,622)
Less: Intangible assets	(8,795)	(9,285)	(9,471)	(1,791)	(1,921)
Less: Unrealized gains; Plus: Unrealized Losses	(4,744)	(3,602)	(4,718)	(3,994)	(245)
Plus: Qualifying trust preferred securities	80,100	79,874	78,177	76,306	61,520
Other	57	57	59	59	59
Tier 1 capital	$282,300	$276,275	$268,184	$295,819	$240,292
Less: Preferred stock	(33,496)	(33,293)	(33,094)	(32,900)	(32,707)
Less: Qualifying trust preferred securities	(80,100)	(79,874)	(78,177)	(76,306)	(61,520)
Tier 1 common equity	$168,704	$163,108	$156,913	$186,613	$146,065

Total risk weighted assets determined in accordance with prescribed regulatory requirements	$2,262,209	$2,227,958	$2,190,880	$2,104,662	$2,045,802

Tier 1 common equity to risk weighted assets	7.46%	7.32%	7.16%	8.87%	7.14%

SHAREHOLDERS' EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS

Shareholders' equity	$246,016	$239,565	$234,471	$228,861	$184,501
Less: Preferred stock	(33,496)	(33,293)	(33,094)	(32,900)	(32,707)
Less: Goodwill	(30,334)	(30,334)	(30,334)	(3,622)	(3,622)
Less: Intangible assets	(8,795)	(9,285)	(9,471)	(1,791)	(1,921)
Tangible common equity	$173,391	$166,653	$161,572	$190,548	$146,251

Total assets	$3,245,154	$3,377,779	$3,348,784	$2,923,383	$2,915,645
Less: Goodwill	(30,334)	(30,334)	(30,334)	(3,622)	(3,622)
Less: Intangible assets	(8,795)	(9,285)	(9,471)	(1,791)	(1,921)
Tangible assets	$3,206,025	$3,338,160	$3,308,979	$2,917,970	$2,910,102

Tangible common equity to tangible assets	5.41%	4.99%	4.88%	6.53%	5.03%